     As filed with the Securities and Exchange Commission on May 14, 1999
                                                       Registration No. 33-95750

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            _______________________

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        JAYHAWK ACCEPTANCE CORPORATION
            (Exact name of registrant as specified in its charter)


            TEXAS                                        75-2486444
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


              BRYAN TOWER                                      75201
      2001 BRYAN STREET, SUITE 600                          (Zip Code)
             DALLAS, TEXAS
(Address of Principal Executive Offices)


                        JAYHAWK ACCEPTANCE CORPORATION
       AMENDED AND RESTATED 1994 STOCK OPTION AND RESTRICTED STOCK PLAN
                           (Full title of the plan)


                              DOUGLAS B. THEODORE
                                  BRYAN TOWER
                         2001 BRYAN STREET, SUITE 600
                              DALLAS, TEXAS 75201
                                (214) 754-1000
                     (Name, address, and telephone number,
                  including area code, of agent for service)

                            _______________________

                                with a copy to:

                                Alan G. Harvey
                               Baker & McKenzie
                               2001 Ross Avenue
                           4500 Trammel Crow Center
                              Dallas, Texas 75201

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                               EXPLANATORY NOTE


     As originally filed on August 14, 1995 (Registration No. 33-95750), this Registration Statement registered 1,000,000 shares of Common Stock of Jayhawk Acceptance Corporation (the "Company") which had been approved for issuance under the Company's Amended and Restated 1994 Stock Option and Restricted Stock Plan (the "1994 Stock Option Plan").

     This Post-Effective Amendment is being filed to de-register the 1,000,000 shares previously registered for issuance pursuant to the 1994 Stock Option Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 13, 1999.


                               JAYHAWK ACCEPTANCE CORPORATION
                                       (Registrant)


Date: May 13, 1999             By:  /s/ DOUGLAS B. THEODORE
                                    --------------------------------------------
                                    Douglas B. Theodore
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)


Date: May 13, 1999             By:  /s/ PHILIP E. FALCOSKY
                                    --------------------------------------------
                                    Philip E. Falcosky
                                    Controller and Chief Accounting Officer
                                    (Principal Financial and Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 1999.


Date: May 13, 1999             By:  /s/ CARL H. WESTCOTT
                                    --------------------------------------------
                                    Carl H. Westcott
                                    Chairman of the Board and Director


Date: May 13, 1999             By:  /s/ PAUL M. BASS
                                    --------------------------------------------
                                    Paul M. Bass
                                    Director


Date: May 13, 1999             By:  /s/ JOHN D. CURTIS
                                    --------------------------------------------
                                    John D. Curtis
                                    Director


Date: May 13, 1999             By:  /s/ C. GREGORY EARLS
                                    --------------------------------------------
                                    C. Gregory Earls
                                    Director


Date: May 13, 1999             By:  /s/ ARTHUR W. HOLLINGSWORTH
                                    --------------------------------------------
                                    Arthur W. Hollingsworth
                                    Director

Date: May 13, 1999             By:  /s/ REGINA T. MONTOYA
                                    ------------------------------
                                    Regina T. Montoya
                                    Director


Date: May 13, 1999             By:  /s/ JOE J. POLLARD
                                    ------------------------------
                                    Joe J. Pollard
                                    Director


Date: May 13, 1999             By:  /s/ JACK T. SMITH
                                    ------------------------------
                                    Jack T. Smith
                                    Director


Date: May 13, 1999             By:  /s/ KERN WILDENTHAL, M.D., Ph.D
                                    -------------------------------
                                    Kern Wildenthal, M.D., Ph.D
                                    Director